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                                                                   Exhibit 10.24


                                CREDIT AGREEMENT

                                 by and between

                             THE ANTIGUA GROUP, INC.

                         SOUTHHAMPTON ENTERPRISES, INC.

                         SOUTHHAMPTON ENTERPRISES CORP.

                                       and


                                  IMPERIAL BANK






                                   Dated as of

                                   May 7, 1997



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

                                                  TABLE OF CONTENTS

                                                                                                               Page
RECITALS..........................................................................................................1

ARTICLE 1         DEFINITION OF TERMS.............................................................................1

         1.1      Definitions.....................................................................................1
         1.2      References.....................................................................................10
         1.3      Accounting Terms...............................................................................10

ARTICLE 2         THE TERM LOAN..................................................................................10

         2.1      Term Loan Commitment...........................................................................10
         2.2      Term Loan......................................................................................10
         2.3      Interest Rate..................................................................................10
         2.4      Principal Payments.............................................................................11
         2.5      Principal Prepayments..........................................................................13
         2.6      Method of Payment..............................................................................13
         2.7      Conditions.....................................................................................13
         2.8      Assignment.....................................................................................13
         2.9      Lender's Right to Extend Originally Scheduled Term Maturity Date ..............................14

ARTICLE 3         SECURITY; RELEASE; GUARANTEE...................................................................14

         3.1      Security.......................................................................................14
         3.2      Security Documents.............................................................................15
         3.3      Guarantee......................................................................................15
         3.4      Subordination..................................................................................15
         3.5      Intercreditor Agreement........................................................................15

ARTICLE 4         CONDITIONS PRECEDENT...........................................................................15

         4.1      Term Loan Advance..............................................................................15
         4.2      No Event of Default or Default.................................................................18
         4.3      No Material Adverse Change.....................................................................18
         4.4      Representations and Warranties.................................................................18
         4.5      Deferral or Waiver of Conditions Precedent.....................................................19

ARTICLE 5         REPRESENTATIONS AND WARRANTIES.................................................................19

         5.1      Recitals.......................................................................................19
         5.2      Organization and Good Standing.................................................................19
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                                       -i-
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
         5.3      Authorization and Power........................................................................19
         5.4      Security Documents.............................................................................19
         5.5      No Conflicts or Consents.......................................................................19
         5.6      No Litigation..................................................................................20
         5.7      Financial Condition............................................................................20
         5.8      Taxes..........................................................................................20
         5.9      No Stock Purchase..............................................................................20
         5.10     Advances.......................................................................................20
         5.11     Enforceable Obligations........................................................................20
         5.12     No Default.....................................................................................21
         5.13     Significant Debt Agreements and other Material Agreements......................................21
         5.14     ERISA..........................................................................................21
         5.15     Compliance with Law............................................................................21
         5.16     Solvent........................................................................................21
         5.17     Investment Company Act.........................................................................21
         5.18     Title..........................................................................................21
         5.19     Permits and Licenses...........................................................................22
         5.20     Transactions with Affiliates...................................................................22
         5.21     Indebtedness...................................................................................22
         5.22     Subsidiaries; Capital Structure................................................................22
         5.23     Employee Controversies.........................................................................22
         5.24     Proprietary Rights.............................................................................22
         5.25     Business.......................................................................................23

ARTICLE 6         AFFIRMATIVE COVENANTS..........................................................................23

         6.1      Financial Statements, Reports and Documents....................................................23
         6.2      Maintenance of Existence and Rights; Conduct of Business; Management...........................24
         6.3      Operations and Properties......................................................................25
         6.4      Authorizations and Approvals...................................................................25
         6.5      Compliance with Law............................................................................25
         6.6      Payment of Taxes and Other Indebtedness........................................................25
         6.7      Compliance with Significant Debt Agreements and Other Material
                  Agreements.....................................................................................25
         6.8      Compliance with Credit Documents...............................................................25
         6.9      Notice of Default..............................................................................25
         6.10     Other Notices..................................................................................26
         6.11     Books and Records; Access......................................................................26
         6.12     ERISA Compliance...............................................................................26
         6.13     Further Assurances.............................................................................26
         6.14     Insurance......................................................................................26
         6.15     Proprietary Rights.............................................................................27

                                      -ii-
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
ARTICLE 7         NEGATIVE COVENANTS.............................................................................27

         7.1      Existence; Issuance of Stock; Change of Control; Sales of
                  Substantially All of Assets....................................................................28
         7.2      Amendments to Organizational Documents.........................................................28
         7.3      Margin Stock...................................................................................28
         7.4      Fiscal Year....................................................................................28
         7.5      Liens..........................................................................................28
         7.6      Transfer Collateral............................................................................28
         7.7      Financial Covenants............................................................................28
         7.8      Other Indebtedness.............................................................................29
         7.9      Investments....................................................................................29
         7.10     Dividends and Distributions....................................................................30
         7.11     Compensation...................................................................................30
         7.12     Capital Expenditures...........................................................................30
         7.13     Transactions with Affiliates...................................................................30
         7.14     Changes in Business............................................................................30
         7.15     Other Creditors' Documents.....................................................................30

ARTICLE 8         EVENTS OF DEFAULT..............................................................................31

         8.1      Events of Default..............................................................................31
         8.2      Remedies Upon Event of Default.................................................................34
         8.3      Performance by Lender..........................................................................35
         8.4      Receiver.......................................................................................35

ARTICLE 9         MISCELLANEOUS..................................................................................36

         9.1      Modification...................................................................................36
         9.2      Waiver.........................................................................................36
         9.3      Payment of Expenses............................................................................36
         9.4      Notices........................................................................................37
         9.5      Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.......................................38
         9.6      Reference Provision............................................................................38
         9.7      Invalid Provisions.............................................................................39
         9.8      Binding Effect.................................................................................40
         9.9      Entirety.......................................................................................40
         9.10     Headings.......................................................................................40
         9.11     Survival.......................................................................................40
         9.12     No Third Party Beneficiary.....................................................................40
         9.13     Time...........................................................................................40
         9.14     Indemnity......................................................................................40
         9.15     Schedules and Exhibits Incorporated............................................................40
         9.16     Counterparts...................................................................................41

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
Schedule 1.1 (Permitted Liens)

Schedule 4.1 (Closing List)

Schedule 5.21 (Existing Indebtedness)

Schedule 5.22 (Subsidiaries and Divisions)

Schedule 5.25 (Description of Business)

Schedule 7.8 (Permitted Indebtedness)

Schedule 7.11 (Compensation)

Exhibit 6.1(e) (Compliance Certificate)

                                CREDIT AGREEMENT


         BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of this 7th day of May, 1997 by and between THE ANTIGUA GROUP, INC., a Nevada corporation ("Borrower"), SOUTHHAMPTON ENTERPRISES INC., a Texas corporation ("SEI"), SOUTHHAMPTON ENTERPRISES CORP., a British Columbia (Canada) corporation ("SE Corp"), and IMPERIAL BANK, a California banking corporation ("Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has applied to Lender for a term loan ("Term Loan") in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) to be used to pay dividends to SEI, which SEI will use to acquire Borrower's stock. SEI is a wholly-owned subsidiary of SE Corp.

         B. As a condition for extending such financial accommodations, Lender has required that Borrower, SEI and SE Corp enter into this Credit Agreement establishing the terms and conditions thereof.

                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms will have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

                  "Acquisition" means the acquisition by SEI of all of the issued and outstanding stock in Borrower pursuant to terms and conditions acceptable to Lender.

                  "Advance" means a disbursement of a Loan.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Articles of Organization" of any Person means the charter, articles, operating agreement, joint venture agreement, partnership agreement, trust agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of such Person.

                  "Authorized Officer" of any Person means one or more of the officers, partners, members, managers, trustees or other representatives of such Person duly authorized (and so certified to Lender by the corporate secretary, general partners, members, managers, trustees or other Person or Persons having the authority to do so, as the case may be) of such Person pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith on behalf of such Person and, in the case of Borrower, to request the Term Loan Advance.

                  "Banking Day" means a day of the year on which banks are not required or authorized to close in Inglewood, California.

                  "Borrower":  See the Preamble hereto.

                  "Capital Expenditures" of any Person means, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by such Person during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of such Person.

                  "Cash Flow" of any Person means, with respect to any period, its net income after taxes for such period [excluding any after-tax gains or losses on the sale of assets (other than the sale of inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses], plus its deferred taxes, plus its depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus its cash dividends paid or accrued and cash withdrawals paid or accrued to its shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after tax increase in its LIFO reserves or minus the after tax decrease in its LIFO reserves.

                  "Change in Control" means the occurrence or existence of either of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date (after giving effect to the Acquisition):

                           (a) the acquisition by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Credit Agreement) of securities of Borrower or SEI having more than 50% of the ordinary voting power for the election of directors; or

                           (b) the acquisition by any Person or two or more Persons acting in concert of Control of Borrower or SEI.

                  "Closing Date" means the date the Term Loan Advance is disbursed, whether directly or into an escrow in which proceeds of the Term Loan will be held and not delivered to Borrower until the conditions established in such escrow are satisfied (or if those conditions are not satisfied, the proceeds of the Term Loan will be returned to Lender).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property of any Person subject to the Security Documents.

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Credit Agreement":  See the Preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Term Note (including any renewals, extensions and refundings thereof), the Security Agreements, the Pledge Agreements, any other Security Documents, the Subordination Agreements, the Intercreditor Agreement, the Warrant and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

                  "Cruttenden" means The Cruttenden Roth Bridge Fund, LLC, a California limited liability company.

                  "Cruttenden Loan" means a loan or note purchase in the principal amount of One Million Twenty Thousand Dollars ($1,020,000.00) from Cruttenden to Borrower pursuant to terms acceptable to Lender.

                  "Debt Service" of any Person means, with respect to any period, current principal maturities of its long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed by it to any other Person (except trade payables and revolving loans) and paid during such period.

                  "Debt Service Coverage Ratio" of a Person means, with respect to any period, the ratio of (a) its Cash Flow to (b) its Debt Service.

                  "Default" will mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

                  "Default Rate" means at any time five percent (5%) in excess of the per annum interest rate otherwise applicable pursuant to Section 2.3(a).

                  "Dollars" and the sign "$" mean lawful currency of the United States of America.

                  "EBITDA" of a Person will mean, with respect to any period, its net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus its interest expense, income tax expense, depreciation and amortization for such period, less its gains and losses attributable to any fixed asset sales made during such period, minus any distributions or dividends permitted to be paid by it pursuant to the terms hereof, plus or minus any other of its non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "ESOP" means any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

                  "Event of Default":  See Article 8.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Financial Covenants":  See Section 7.7.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Obligors, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Governmental Authority" means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over such Person or any of its business, operations or properties.

                  "Guarantors" means SEI and SE Corp.

                  "Indebtedness" of any Person means all of its monetary obligations and liabilities.

                  Interest Coverage Ratios" of any person means, for any Period, the ratio of (a) its EBITDA for such period to (b) interest expense for such period.

                  "Intercreditor Agreement": See Section 3.5.

                  "LaSalle" means LaSalle Business Credit, Inc., a Delaware corporation.

                  "LaSalle Loans" means collectively the following loans from LaSalle to Borrower: (A) a revolving line of credit loan in the maximum principal amount of Twelve Million Dollars ($12,000,000.00) made pursuant to that Loan and Security Agreement between LaSalle and Borrower, dated as of January 21, 1997, and modified by that Modification Agreement dated as of May 7, 1997 ("1/97 LaSalle Agreement"); (b) a term loan in the principal amount of Seven Hundred Seventy-Five Thousand Dollars ($775,000.00) made pursuant to the 1/97 LaSalle Agreement; and (c) a term loan in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) made pursuant to that Loan and Security Agreement between LaSalle and Borrower and dated as of May 7, 1997.

                  "Lender":  See the Preamble hereto.

                  "Liabilities" of a Person means at any date all liabilities required under GAAP to be recorded on a balance sheet of such Person as of such date.

                  "Liabilities to TNW Ratio" of a Person means the ratio of (a) its Liabilities (other than the Seller Debt) to (b) its Tangible Net Worth.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other encumbrance on property whether arising by agreement or under any statute or law, or otherwise.

                  "Loan" or "Loans" means the Term Loan.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of any Obligor to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

                  "Net Worth" of a Person means its shareholders' equity as determined in accordance with GAAP, consistently applied.

                  "Note" or "Notes" means the Term Note.

                  "Obligation"  means  all  present  and  future   indebtedness,
obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

                  "Obligor" means Borrower and Guarantors.

                  "Originally Scheduled Term Maturity Date" means the date 364 days after the Closing Date.

                  "Other Creditors' Documents" means the documents now or hereafter executed in connection with the LaSalle Loans and/or any portion of the Subordinated Debt.

                  "Payment Date" with respect to the Term Loan means the first day of each month, commencing the first day of the first month after the Term Advance will have been made, provided that if any such day is not a Banking Day, then such Payment Date will be the next successive Banking Day.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any
successor  to  all  or  substantially   all  of  the  Pension  Benefit  Guaranty
Corporation's functions under ERISA.

                  "Permitted  Liens" with  respect to the property of any Person means: (a) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder;
(b) Liens in favor of Lender; (c) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on such Person's ability to use such real property for its intended purpose in connection with such Person's business; (d) Liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, in accordance with the terms of the Credit Documents; (e) Liens incurred or deposits made in the ordinary course of such Person's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, equipment included in the permitted borrowings under Section 7.8 or permitted as Capital Expenditures under Section 7.12, the documents relating to such liens to be in form and substance acceptable to Lender; (f) Liens securing Indebtedness owing by any Subsidiary to such Person or to any other Subsidiary of such Person, to the extent such Indebtedness is permitted under Section 7.8; (g) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (h) Liens specifically set forth on Schedule 1.1; (i) any Lien securing a Permitted Refinancing of Indebtedness secured by a Lien permitted by any of the foregoing subsections (a) through (h) inclusive provided that the Permitted Refinancing is not secured by a Lien on any additional property; (j) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (k) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; and (l) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

                  "Permitted  Refinancing"  with  respect  to  any  Indebtedness
("Refinanced Indebtedness") means Indebtedness ("Refinancing") resulting from or remaining after an immediate or subsequent refinancing, extension, renewal or refunding of the Refinanced Indebtedness so long as: (a) the amount of the Refinancing is not greater than the unpaid balance of the Refinanced Indebtedness and, if no Event of Default exists and the Refinanced Indebtedness is a revolver loan, the committed and undisbursed portion of a revolver loan;
(b) the interest rate applicable to the Permitted Refinancing does not exceed the greater of (i) the interest rate applicable to the Refinanced Indebtedness or (ii) an interest rate approved by Lender in its sole and absolute discretion;
(c) the  amortization  schedule  of the  Refinancing  is not  shorter  than  the amortization schedule of the Refinanced Indebtedness; (d) circumstances (including notice and cure periods) permitting or causing acceleration of the Refinancing to a date earlier than the maturity of the Refinanced Indebtedness are identical in all material respects to those applicable to the Refinanced Indebtedness; (e) in connection with a Refinancing of the LaSalle Loans or the Subordinated Debt, the holder of the Refinancing has entered into subordination and intercreditor agreements with Lender identical in all material respects to the Subordination Agreement and Intercreditor Agreement entered into with respect to the Refinanced Indebtedness with the holder thereof; and (f) in connection with a Refinancing of the LaSalle Loans, any Refinancing of a revolver loan shall not increase loan-to-value ratios limiting borrowings against Collateral.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" means, with respect to any Person, an employee defined benefit plan or other plan maintained by such Person for employees of such Person and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Pledge Agreement": See Section 3.1.

                  "Purchase Agreement" means the Stock Purchase Agreement dated April 21, 1997 among Guarantors, Borrower and Seller, as amended, pursuant to which the Guarantors have agreed to acquire all of the issued and outstanding stock of Borrower.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by such Board to replace the prior Regulation U and having substantially the same function.

                  "Regulatory Change" means any change effective after the date of this Credit Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "Resolution" means a duly adopted resolution of a corporation certified as true and correct by an authorized officer of such corporation, a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required with respect to the matters set forth therein, or a certificate signed by the manager (if any) of a limited liability company and such members whose approval is required with respect to the matters set forth therein.

                  "SEC" means the Securities and Exchange Commission.

                  "SE Corp": See the Preamble hereto.

                  "SEI": See the Preamble hereto.

                  "Securities Offering" will mean any equity securities offering of the stock of SE Corp.

                  "Security Agreement":  See Section 3.1.

                  "Security Documents":  See Section 3.2.

                  "Seller" means collectively: (a) Thomas E. Dooley, Jr. and Gail E. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88; (b) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Kim L. Dooley; (c) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Shawn T. Dooley; (d) E. Louis Werner, Jr., Trustee, E. Louis Werner, Jr., Revocable Intervivos Trust dated December 31, 1982; and (e) Peter J. Dooley, Trustee under the 1989 Trust Agreement established separate irrevocable Gift Trusts f/b/o the children of Thomas and Gail Dooley dated March 7, 1989.

                  "Seller Debt" means the indebtedness of SE Corp to Seller in a maximum amount of Six Million Three Hundred Seventy-Eight Thousand Dollars ($6,378,000.00) which is incurred in connection with the Acquisition.

                  "Significant Debt Agreement" means the Other Creditors' Documents and all documents, instruments and agreements executed by an Obligor, evidencing, securing or ensuring any Indebtedness of such Obligor or any guaranty in excess of $50,000 in outstanding principal (or principal equivalent) amount.

                  "Subordinated Debt" means  collectively:  (a) the Seller Debt;
(b) the Cruttenden Loan; (c) the indebtedness under the Second Amended And Restated NonNegotiable Note dated January 1, 1993 in the principal amount of Three Hundred Thirty-Four Thousand Six Hundred Nineteen Dollars ($334,619.00) from the Borrower to Ronald A. McPherson, as amended; and (d) the indebtedness under the Second Amended And Restated NonNegotiable Note dated

January 1, 1993 in the principal amount of Three Hundred Thirty-Four Thousand Six Hundred Nineteen Dollars ($334,619.00) from the Borrower to Gerald K. Whitley, as amended.

                  "Subordination Agreement": See Section 4.1.

                  "Subsidiary" of a Person means any business association directly or indirectly controlled by such Person.

                  "Tangible Net Worth" of a Person means its shareholders, equity (including retained earnings) less the book value of all intangible assets including but not limited to advances to Affiliates, determined by Lender on a consistent basis, plus the amount of any of its debt subordinated to Lender on terms and conditions acceptable to Lender in its sole judgment, plus its pre-tax LIFO reserves, all as determined in accordance with GAAP, consistently applied.

                  "Term Advance" means the disbursement of the proceeds of the Term Loan.

                  "Term Amortization Payment" means an amount of principal to be paid each month equal to the outstanding principal balance of the Term Loan on the Original Term Maturity Date, divided by thirty-six (36).

                  "Term Loan" means that Term Loan made available by Lender to Borrower pursuant to Article 2 hereof.

                  "Term Loan Commitment" means Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

                  "Term Maturity Date" means the Originally Scheduled Term Maturity Date or such later date to which the maturity of the Term Loan may be extended pursuant to Section 2.9.

                  "Term Note" means that Promissory Note of even date herewith in the amount of the Term Loan executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "Warrant" means a warrant granting Imperial Bancorp a right to acquire ten percent (10.0%) of the common stock of SE Corp, on a fully diluted basis containing usual and customary provisions to the satisfaction of Lender, as well as a mandatory redemption right.

         1.2 References. Capitalized terms will be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Credit Agreement," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Credit Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

         1.3 Accounting Terms. Except as expressly provided to the contrary herein, all accounting terms will be interpreted and all accounting determinations will be made in accordance with GAAP, except as otherwise specifically provided for herein. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Credit Agreement, such computation or determination will be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                                    ARTICLE 2

                                  THE TERM LOAN

         2.1 Term Loan Commitment. Lender agrees to loan to or at the direction of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, amounts that in the aggregate at any time outstanding will not exceed the Term Loan Commitment.

         2.2 Term Loan.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, Lender will advance the proceeds of the Term Loan to Borrower in a single advance upon full satisfaction of the conditions precedent set forth below.

                  (b)      The Term Loan will be evidenced by the Term Note.

                  (c) A Term Advance will be made by Lender to Borrower upon written notice from an Authorized Officer.

                  (d) The Term Advance will be made by Lender to Borrower only for the purpose of paying dividends to SEI, which SEI will use to acquire Borrower's stock.

         2.3 Interest Rate.

                  (a) Subject to the provisions of Section 2.3(d), interest shall accrue on the Term Loan at thirteen percent (13%) per annum until Lender has received the Required Cash Pledge [as defined in Section 2.4(c)] and at eleven percent (11%) per annum thereafter.

                  (b) All interest accrued on the Term Loan shall be due and payable on the Payment Date.

                  (c) If any payment of interest and/or principal is not received by Lender when such payment is due, then in addition to the remedies conferred upon Lender under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid shall be added to the delinquent amount to compensate Lender for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

                  (d) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

                  (e) All interest payable under the Credit Documents shall be calculated on a daily basis (based upon a 360-day year).

                  (f) If the proceeds of the Term Loan are disbursed into an escrow, interest shall accrue on such proceeds from the date of such disbursement whether or not Borrower has use of the proceeds of the Term Loan held in the escrow or the Borrower's use of those proceeds is subject to the satisfaction of conditions precedent.

         2.4 Principal Payments.

                  (a) If the  maturity of the Term Loan is extended  pursuant to
Section 2.9, principal payments with respect to the Term Loan shall be due and payable on the first Payment Date after the Originally Scheduled Term Maturity Date in an amount equal to the Term Amortization Payment.

                  (b) If the  maturity of the Term Loan is extended  pursuant to
Section 2.9, Borrower will also make annual mandatory prepayments on the Term Loan during the first one hundred twenty (120) days of each fiscal year, each such payment in an amount equal to twelve and fifty-hundredths percent (12.50%) of the sum which is equal to: (i) Borrower's Cash Flow for the preceding fiscal year minus (ii) one hundred percent (100%) of the amount of Borrower's Cash Flow which the Borrower needed to have for such fiscal year in order to satisfy (but not exceed) the Borrower's Debt Service Coverage Ratio covenant for such fiscal year as set forth in Section 7.7.

                  (c) In the event of one or more Securities Offerings ("Securities Offering Prepayment Event") raising in the aggregate more than Five Million Dollars net of expenses, Borrower will make to Lender, within ten (10) days after a demand made by Lender within two (2) years after the occurrence of the Securities Offering Prepayment Event, which Lender may (but will have no obligation to) exercise in its sole and absolute discretion, make a payment in the amount demanded by Lender (not to exceed the unpaid principal balance of the Term Loan Note, all accrued and unpaid interest and all other amounts payable under the Credit Documents); and any such additional partial principal prepayment will be applied in the inverse order of scheduled maturities. If a Securities Offering Prepayment Event has occurred and Lender has not demanded payment of the full amount for which it is entitled to make demand pursuant to the preceding sentence, Borrower shall upon demand by Lender deliver and pledge to Lender, as security for the Obligation, cash in an amount equal to the maximum amount for which Lender could have made a prepayment demand but did not ("Required Cash Pledge"). The Required Cash Pledge shall be held by Bank and may be commingled with its general funds. The Required Cash Pledge (or such much thereof as is held by Lender from time to time) shall accrue interest for the benefit of Borrower initially at the per annum rate at which interest is publicly quoted to accrue on twelve (12) month certificates of deposit issued by Lender in the amount of the Required Stock Pledge on the date the pledge is made, and such interest rate shall be adjusted annually on each anniversary of the date the Required Stock Pledge was made to that per annum rate at which interest is publicly quoted to accrue on twelve (12) month certificates of deposit issued by Lender in the amount of the Required Cash Deposit (or as much thereof as is held by Lender) on such anniversary date. Interest on the Required Stock Pledge shall be calculated on the basis of a 365/366 day year and the actual number of days elapsed. If no Event of Default exists, Lender will remit to Borrower not later than the 10th day of each January interest accrued on the Required Cash Deposit during the preceding calendar year and not previously remitted to Borrower or applied to the Obligation. Notwithstanding this Section 2.4(c) to the contrary, Borrower may substitute from time to time for any deposits then held by Lender as part of the Required Stock Pledge or other property previously substituted pursuant to this sentence, investments of the type which Borrower is permitted to make pursuant to subsection 7.9(iii)-(v) and such other property which Lender approves in writing in its sole and absolute discretion. Borrower hereby acknowledges that pursuant to the Security Agreement executed by Borrower, Lender has a security interest in the Required Cash Pledge and the proceeds (including interest) thereof; provided, however, that Borrower will execute such additional documents and take such further actions as Lender may deem necessary or desirable in its sole and absolute discretion to perfect such security interest. Lender may at any time apply the Required Cash Pledge (and interest accrued thereon) to the Obligation, whether or not then due; and shall apply any cash then being held by Lender as part of the Required Cash Pledge to payments of principal on the Term Note as and when they become due.

                  (d) If Lender has determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or will have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower will pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a nondiscriminatory basis.

                  (e) The unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder with respect to the Term Loan will be due and payable in full on the Term Maturity Date.

         2.5 Principal Prepayments. Borrower may not prepay the Term Loan in whole or in part except as expressly permitted pursuant to the Credit Agreement.

         2.6 Method of Payment. All payments of principal of, and interest on, the Term Note will be made to Lender before 2:00 p.m. (Inglewood, California local time), in immediately available funds. All payments made on the Term Note will be credited, to the extent of the amount thereof, in the following manner: (i) first, to the payment of costs, fees or other charges incurred in connection with the Term Loan; (ii) second, to the payment of accrued interest on the Term Loan; and (iii) third, to the reduction of the principal balance of the Term Loan, in the inverse order of maturity.

         2.7 Conditions. Lender shall have no obligation to make any Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make an Advance prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that an Advance is made, such unsatisfied conditions and/or requirements will not be waived or released thereby. Borrower will be and continue to be obligated to fully satisfy such conditions and requirements.

         2.8 Assignment. Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder will not be binding upon or in any way affect Lender without its written consent; and Lender may make Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.9 Lender's Right to Extend Originally Scheduled Term Maturity Date. Lender may at its option (but without obligation to do so and exercisable in its sole and absolute discretion) extend the Term Maturity Date from the Originally Scheduled Term Maturity Date to the date thirty-six (36) months after the Originally Scheduled Term Maturity Date.

                                    ARTICLE 3

                          SECURITY; RELEASE; GUARANTEE

         3.1 Security.

                  (a) So long as any Loan is outstanding: (i) Borrower will cause such Loan and Borrower's obligations under the Credit Documents to be secured at all times by a valid and effective security agreement ("Borrower Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable lien and security interest in all assets of Borrower, subject to no Liens other than the Permitted Liens; (ii) SEI will cause such Loan and the Obligor's obligations under the Credit Documents to be secured at all times by a valid and effective security agreement ("SEI Security Agreement"), duly executed and delivered by or on behalf of SEI granting to Lender a valid and enforceable lien and security interest in all assets of SEI, subject to no Liens other than the Permitted Liens; and (iii) SE Corp will cause such Loan and Obligor's obligations under the Credit Documents to be secured at all times by a valid and effective security agreement ("SE Corp Security Agreement"), duly executed and delivered by or on behalf of SE Corp, granting Lender a valid and enforceable lien and security interest in all assets of SE Corp, subject to no liens other than the Permitted Liens.

The Borrower Security Agreement, the SEI Security Agreement and the SE Corp Security Agreement are each herein referred to as a "Security Agreement." Each Security Agreement may consist of one or more security documents (including mortgages and assignments).

                  (b) So long as any Loan is outstanding, Borrower will cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective pledge and irrevocable proxy security agreement ("SEI Pledge Agreement"), duly executed and delivered by or on behalf of SEI, granting Lender a valid and enforceable security interest in all issued and outstanding stock of Borrower now owned or hereafter acquired by SEI; and a valid and effective pledge and irrevocable proxy security agreement ("SE Corp Pledge Agreement"), duly executed and delivered by or on behalf of SE Corp, granting Lender a valid and enforceable security interest in all issued and outstanding stock of SEI now owned or hereafter acquired by SE Corp. The SEI Pledge Agreement and the SE Corp Pledge Agreement are each herein referred to as a "Pledge Agreement."

         3.2 Security Documents. All of the documents required by this Article 3 will be in form satisfactory to Lender and Lender's counsel, and, together with any Financing Statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreements, the Pledge Agreements and this Credit Agreement, may heretofore or herein be referred to as the "Security Documents." There is no intention to delay the time of attachment of any lien or security created by a Security Document (including, without limitation, any Security Agreement or Pledge Agreement). Obligor acknowledges that value has been given for the Security Documents required to be delivered to Lender pursuant to the terms of this Credit Agreement, and each such lien and security interest shall attach at the earliest time permissible under the laws governing such Security Document.

         3.3 Guarantee. So long as any Loan is outstanding, Borrower will cause such Loan and Borrower's obligations under this Credit Agreement to be guaranteed under a Continuing Guarantee and Subordination Agreement from the Guarantors. Each such Continuing Guarantee and Subordination Agreement is herein referred to as a "Guarantee." Guarantors will subordinate all Indebtedness owed to them by Borrower to the Obligation of Borrower to Lender upon terms satisfactory to Lender.

         3.4 Subordination. Borrower will cause the Subordinated Debt, and the Liens securing the Subordinated Debt to be subordinate at all times to the Obligation and to the Security Documents pursuant to a written agreement or agreements satisfactory to Lender in its sole and absolute discretion. Each such agreement is referred to herein as a "Subordination Agreement."

         3.5 Intercreditor Agreement. Borrower will cause LaSalle, Cruttenden and Seller to enter into a written intercreditor agreement ("Intercreditor Agreement") satisfactory to Lender in its sole and absolute discretion prioritizing their Liens with respect to the Security Documents as contemplated by Schedule 1.1.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         The obligation of Lender to make any Loan and to make any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

         4.1 Term Loan Advance. Lender will have received the following, each in form and substance satisfactory to Lender:

                  (a) The Credit Documents. The Credit Documents set forth on the closing list attached hereto as Schedule 4.1 (including, without limitation, this Credit Agreement, the Term Note, the Security Agreements, the Pledge Agreements, the Guaranties, the Subordination Agreement, the Intercreditor Agreement and the Warrant).

                  (b) Opinions of Counsel. Opinions from counsel to Borrower, Guarantors and Seller, which counsel must be satisfactory to Lender, with respect to such matters as Lender may require.

                  (c) Organizational Documents. A copy of the current Articles of Organization of Borrower and each Guarantor required to be filed in the state of such Person's organization, including all amendments thereto, certified as current and complete by the appropriate authority of the state of such Person's organization; a copy of the other Articles of Organization for each such Person, certified by the corporate secretary, the general partners, the members, the managers, the trustees or other authorized Person or Persons as true and complete evidence of such Person's good standing in such Person's state of organization and in every other state in which it is doing business or the conduct of such Person's business requires such standing for the enforcement of material contracts.

                  (d) Resolutions. The Resolutions and incumbency certificates listed in Schedule 4.1 authorizing the Acquisition, the Term Loan, the execution, delivery, and performance of the Credit Documents, and all advances of credit hereunder, and setting forth therein the names, current official titles, and signatures of the Authorized Officers.

                  (e) Financial Statements. Audited financial statements of Borrower and Guarantors for their most recently ended fiscal years and unaudited financial statements (certified by the chief financial officer of such Person) for their recently ended fiscal quarter, together with pro-forma financial statements of Borrower and projections of Borrower indicating that after the Closing Date and after giving effect to the Acquisition, Borrower will remain solvent and retain sufficient capital to carry on its business.

                  (f) Title. Evidence that Obligors have good, marketable and legal title to their assets and that Obligors will be entitled at all times to the use and quiet enjoyment of their respective assets.

                  (g) Searches. Results of UCC, lien, litigation, judgment and bankruptcy searches for Borrower and Guarantors.

                  (h) Releases and Lien Waivers. All documents necessary to release or (in the case of landlord's liens) waive any and all Liens, other than the Permitted Liens, on the Collateral.

                  (i) Licenses, Leases and Contracts. Copies of all existing material licenses, leases and other contracts, certified as true and complete by an Authorized Officer of Borrower.

                  (j) Third-Party Consents. Copies of consents to the Acquisition from the Vancouver Stock Exchange, licensors under material licenses (including, without limitation, Major League Baseball, National Basketball Association, National Football League and National Hockey League), lessors under material leases and Obligors under other material contracts, to the extent required under the terms of such licenses, leases and other contracts, certified as true and complete by an Authorized Officer of each Obligor.

                  (k) Insurance. Evidence that all insurance coverage required pursuant to Section 6.14 is in place.

                  (l) Employment Agreements. A copy of all material agreements between Borrower and its key employees.

                  (m) Share Certificates. Certificates evidencing all of the issued and outstanding stock of Borrower and SEI.

                  (n) Acquisition Documents. A copy of the Purchase Agreement, the consulting agreement for Thomas E. Dooley, Jr., and of all other documents related to SEI's acquisition of the stock of Borrower, certified by an Authorized Officer of SEI.

                  (o) LaSalle Loan Documents. A copy of all documents executed in connection with the LaSalle Loans, certified by an Authorized Officer of Borrower.

                  (p) Subordinated Debt Documents. A copy of all documents executed or to be executed in connection with the Subordinated Debt and not part of the documents delivered pursuant to Section 4.1(n).

                  (q) SE Corp Acquisition Capital Documents. A copy of all documents executed or to be executed in connection with investments (whether Indebtedness or equity) made in Obligors (other than the Term Loan, the LaSalle Loans or the Subordinated Debt) in connection with the Acquisition, certified by an Authorized Officer of SE Corp.

                  (r) Subordinate Financing. Evidence that financing which is subordinate to the Term Loan and is in an amount not less than Seventeen Million Six Hundred Thousand Dollars ($17,600,000.00) has been used to consummate the Acquisition, to which there may be applied the Seller Debt up to a maximum of Six Million Three Hundred Seventy-Eight Thousand Dollars ($6,378,000.00) and the Cruttenden Loan.

                  (s) Funding of LaSalle Loans. Evidence satisfactory to Lender that the

LaSalle Loan which is a Term Loan in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) has been funded to Borrower and that no default exists under the LaSalle Loans.

                  (t) Acquisition. Evidence satisfactory to Lender that the Acquisition has closed in accordance with the terms of the Purchase Agreement.

                  (u) Lender's Fees and Costs. Payment of a Term Loan fee in the amount of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) plus Lender's other fees and costs, against which Lender will apply the deposit of Twenty-Five Thousand and No/100 Dollars ($25,000.00) previously paid by Borrower to Lender; and payment of Lender's expenses (including, without limitation, attorneys' fees and costs and any brokers' fees payable in connection with the Term Loan pursuant to Section 9.3).

                  (v) Equipment Appraisal. A copy of the June 1996 appraisal prepared by Daley Hodkins with respect to Borrower's equipment, certified by an Authorized Officer of Borrower.

                  (w) Shareholder Agreements. A copy of any and all shareholder agreements affecting the stock of SE Corp issuable pursuant to the Warrant, certified by an Authorized Officer of SE Corp.

                  (x) Kaufman Bros. Claim. Unless waived in writing, evidence that claims made by Kaufman Bros. for fees have been settled in a manner satisfactory to Lender in its sole and absolute discretion.

                  (y)  Additional   Information.   Such  other  information  and
documents as may reasonably be required by Lender or Lender's counsel.

         4.2 No Event of Default or Default. No Event of Default or Default will have occurred and be continuing, or result from Lender's making of any Loan.

         4.3 No Material Adverse Change. Since the date of the most recent financial statements provided to Lender by an Obligor, no change will have occurred in the business or financial condition of Obligor that could have a Material Adverse Effect.

         4.4 Representations and Warranties. The representations and warranties contained in Article 5 hereof will be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations will, in all material respects, be true and correct as of such respective date).

         4.5 Deferral or Waiver of Conditions Precedent. The conditions precedent to the making of the Loans set forth in this Agreement are solely for the benefit of Lender. Although Lender shall have no obligation to do so, Lender may make an Advance even though all conditions precedent thereto have not been satisfied, without waiving (unless expressly agreed otherwise in writing by Lender) Borrower's obligation to satisfy conditions precedent which were not satisfied at the time of the Advance.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, each Obligor represents and warrants to Lender that:

         5.1 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

         5.2 Organization and Good Standing. It is duly organized, validly existing and in good standing in the state of its organization and in all states in which the nature of its business and property makes such qualifications necessary or appropriate. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         5.3 Authorization and Power. It has the power and requisite authority to execute, deliver and perform the Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform the Credit Documents to be executed by it and is and will continue to be duly authorized to perform its obligations under the Credit Documents.

         5.4 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         5.5 No Conflicts or Consents. Neither the execution and delivery of any Credit Document to which it is a party, nor the consummation of the Acquisition or of any of the transactions in the Credit Documents, nor its compliance with the terms and provisions of the Credit Documents (a) will materially contravene or conflict with: (i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, credit agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its Articles of Organization. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the Acquisition or the transactions contemplated by the Credit Documents, or if required, such consent, approval, authorization or order will have been obtained.

         5.6 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against such Obligor that would, if adversely determined, have a Material Adverse Effect.

         5.7 Financial Condition. It has delivered to Lender copies of its most recent financial statements. Such financial statements, in all material respects, fairly and accurately present its financial position of as of such date, have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statement not misleading. Since the date thereof, it has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to its financial position or business that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in its financial condition or business since the date of such financial statements.

         5.8 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         5.9 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         5.10 Advances. The request for an Advance or for the extension of any financial accommodation by Lender whatsoever will constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein will survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement, the Notes and all Security Documents have been fully discharged.

         5.11 Enforceable Obligations. This Credit Agreement, the Notes and the other Credit Documents are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         5.12 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         5.13 Significant Debt Agreements and other Material Agreements. All licenses, leases and other contracts which are necessary to conduct its business in materially the same manner as now conducted and to prevent the occurrence of a Material Adverse Effect are in full force and effect. Neither it nor any of its Subsidiaries is in default under any Significant Debt Agreement or any material license, lease or other contract to which it is a party or by which it is bound, nor does it know of any dispute regarding any material license, lease or other contract.

         5.14 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither it, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA; and (d) each of its Plans has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither it nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         5.15 Compliance with Law. It and its Subsidiaries are in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to them, or their respective properties, except for such noncompliance which would not have a Material Adverse Effect.

         5.16 Solvent. It (both before and after giving effect to the Loans contemplated hereby) and its Subsidiaries are solvent, have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and have, and will have, access to adequate capital for the conduct of their respective businesses and the ability to pay their respective debts from time to time incurred in connection therewith as such debts mature. The Acquisition and the transactions contemplated hereby will not constitute a fraudulent transfer or a fraudulent conveyance.

         5.17 Investment Company Act. It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Title. It and its Subsidiaries have their respective good and marketable fee title to their respective real property, and good and marketable title to and rights in their respective other property and assets. None of the assets or property the value of which is reflected in the latest balance sheets received by Lender is held by it or any of its Subsidiaries as lessee under any lease (excluding capitalized lease obligations) or as conditional vendee under any conditional sales contract or other title retention agreement. It and its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, none of which contains any unusual or burdensome provisions that will materially impair or adversely affect the operations of it or its Subsidiaries. All of such leases are valid, subsisting and in full force and effect.

         5.19 Permits and Licenses. To the best of the Obligor's knowledge, it and its Subsidiaries have obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of their respective businesses, and to the best of Obligor's knowledge, it and its Subsidiaries will remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect;

         5.20 Transactions with Affiliates. It is not conducting or permitting to be conducted any activities pursuant to or in connection with which any of the Collateral is now, or will (while the Obligations remain outstanding), be owned by an Affiliate;

         5.21 Indebtedness. Neither it nor any of its Subsidiaries is now obligated, whether directly or indirectly, for any Indebtedness for borrowed money other than (a) the Obligation, (b) Indebtedness disclosed on Schedule 5.21 hereto, (c) unsecured Indebtedness to trade creditors arising in the ordinary course of its business, (d) the LaSalle Loans, (e) the Subordinated Debt, and
(f) unsecured Indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of its business;

         5.22 Subsidiaries; Capital Structure. Except as otherwise disclosed in this Section or on Schedule 5.22 (Subsidiaries and Divisions), it has no Subsidiaries or divisions, nor is it engaged in any joint venture or partnership with any other Person. SEI is a wholly-owned Subsidiary of SE Corp. Following the Acquisition, Borrower will be a wholly-owned subsidiary of SEI. Schedule
5.22 (Capitalization) sets forth a complete description of its capitalization. All of its stock is validly issued, fully paid and non-assessable, and has been issued in compliance with all applicable federal and state securities laws, rules and regulations. All of the shares of its stock are owned beneficially and of record by its shareholders, free and clear of all Liens.

         5.23 Employee Controversies. There are no controversies pending or, to the best of the its knowledge, threatened between it and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being, and to the best of the its knowledge, it is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect.

         5.24 Proprietary Rights. It possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

         5.25 Business. A description of its business as currently conducted and intended to be conducted is set forth in Schedule 5.25.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Loans and the complete performance of the Obligation, each Obligor agrees that:

         6.1 Financial Statements, Reports and Documents. It will deliver, or cause to be delivered, to Lender each of the following:

                  (a) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each of its fiscal years, audited financial statements of such Obligor (consolidated in the case of SE Corp), including its balance sheet as of the close of such fiscal year, statements of income of such Obligor for such fiscal year and statements of cash flow for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by such Obligor and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP.

                  (b) Quarterly Statements. As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, copies of the balance sheet of such Obligor (consolidated in the case of SE Corp) as of the end of such quarter, statements of income and of cash flow of such Obligor for that quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and prepared by such Obligor in accordance with GAAP.

                  (c) Monthly Statements. As soon as available, and in any event within twenty-five (25) days after the end of each calendar month, copies of the balance sheet of such Obligor (consolidated in the case of SE Corp) as of the end of such month, and statements of income and of cash flow of such Obligor for that month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and prepared by such Obligor in accordance with GAAP.

                  (d) Advance  Bookings and Sales  Reports.  Within  twenty-five
(25) days after the end of each calendar month, a report showing advance sales for such month and for the portion of the fiscal year ending with such month, together with comparisons for the same periods during the preceding year, and such other sales reports as may be reasonably requested by Lender.

                  (e) Compliance Certificate of Borrower. At the same time financial statements for a fiscal period or calendar month of such Obligor are required to be submitted pursuant to Sections 6.1(a)-6.1(c), a certificate signed by the chief financial officer of such Obligor, substantially in the form of Exhibit 6.1(e) attached hereto, certifying that after a review of the activities of such Obligor during such period made under his supervision: (i) such Obligor has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default will have occurred, specifying the nature and status thereof; (ii) all representations and warranties set forth in the Credit Documents remain true and complete in all material respects as if made on and as of the date of the compliance certificate, except for changes as may have resulted from any circumstance or event which has not had a Material Adverse Effect; and (iii) all financial statements of such Obligor delivered to Lender during the respective period pursuant to Sections 6.1(a) and 6.1(c) hereof, to his/her knowledge, fairly present in all material respects the financial position of such Obligor and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, together with a calculation of the Financial Covenants.

                  (e) Reports to Security Holders, SEC and Other Creditors. Within seven (7) days after becoming available, copies of (i) all financial statements, reports, notice and proxy statements, sent or made available generally to its security holders, (ii) all regular and period reports and registration statements and prospectuses filed by it with any securities exchange, to SEC or any similar governmental agencies, and (iii) all reports and information required to be given to the holder of the LaSalle Loans or the Cruttenden Loan.

                  (f) Other Information. Such other information concerning the business, properties or financial condition of such Obligor as Lender will reasonably request, including, without limitation, the information required pursuant to Section 6.10.

         6.2 Maintenance of Existence and Rights; Conduct of Business; Management. It will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner consistent with good business practices and maintain professional management of its business.

         6.3 Operations and Properties. It will keep, and will cause each Subsidiary to keep, in good working order and condition, ordinary wear and tear excepted, all of their respective assets and properties which are necessary to the conduct of its business.

         6.4 Authorizations and Approvals. It will promptly obtain, and will cause each Subsidiary to promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Obligor to comply with its obligations hereunder and under the other Credit Documents and such Obligor and its Subsidiaries to operate their respective businesses as presently or hereafter duly conducted.

         6.5 Compliance with Law. It will comply, and will cause each Subsidiary to comply, with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to them or any of their respective property, business operations or transactions, including without limitation, any environmental laws applicable to them, a breach of which could result in a Material Adverse Effect.

         6.6 Payment of Taxes and Other Indebtedness. It will pay and discharge, and will cause each Subsidiary to pay and discharge, (a) all income taxes and payroll taxes, (b) all taxes, assessments, fees and other governmental charges imposed upon them or upon their respective income or profits, or upon any of their respective property, before delinquent, which become due and payable, (c) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of their respective property and
(d) all of their respective Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that they will not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof will currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         6.7 Compliance with Significant Debt Agreements and Other Material Agreements. It will maintain, and will cause each Subsidiary to maintain, all licenses, leases and other contracts which are necessary to conduct its business in materially the same manner as now conducted and to prevent the occurrence of a Material Adverse Effect are in full force and effect. It will comply, and will cause each Subsidiary to comply, in all material respects with (a) all Significant Debt Agreements, and (b) all licenses, leases and other contracts to which they are a party and a breach of which could result in a Material Adverse Effect.

         6.8 Compliance with Credit Documents. It will comply, and will cause each Subsidiary to comply, with any and all covenants and provisions of the Credit Documents.

         6.9. Notice of Default. It will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         6.10 Other Notices. It will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement or other licenses, leases and other contracts to which it or a Subsidiary is a party and a breach of which could result in a Material Adverse Effect, (c) any modification of a Significant Debt Agreement, (d) any claim not covered by insurance against it or any its properties, and (e) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it or any Subsidiary, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect. As promptly as possible, but not less fourteen (14) days prior to the acquisition of such property, it will notify Lender of its intention to acquire any property with respect to which Lender must take some additional action in order to perfect its lien thereon and the intended date of acquisition. SE Corp will notify Lender of each Securities Offering not later than ten (10) days prior to the closing of such Securities Offering.

         6.11 Books and Records; Access. It will give, and will cause each Subsidiary to give, any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loans, and to inspect any of their respective properties. It will maintain, and will cause each Subsidiary to maintain, complete and accurate books and records of their respective transactions in accordance with good accounting practices.

         6.12 ERISA Compliance. With respect to its Plans, it will (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or will have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         6.13 Further Assurances. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         6.14 Insurance. It will maintain, and will cause each Subsidiary to maintain, in full force and effect at all times all insurance coverages required under the terms of the Credit Documents to which it or such Subsidiary is a party. In addition, it will maintain, and will cause each Subsidiary to maintain, in full force and effect at all times:

                  (a) Policies of all risk coverage insurance covering all tangible property of such Person in which Lender has been granted or obtained a security interest to secure the Obligation, in coverage amounts not less than, from time to time, the fair market value thereof.

                  (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts (combined single limit for bodily injury and property damage) not less than $2,000,000.00 for Borrower and $1,000,000.00 for each of the other Obligors, and an umbrella excess liability coverage in an amount not less than $4,000,000.00 for Borrower and $2,000,000.00 for each of the other Obligors.

                  (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it will at all times maintain insurance coverages (including, without limitation, business interruption coverage) in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages will be issued by insurers reasonably acceptable to Lender. Copies of all policies of insurance evidencing such coverages in effect from time to time will be delivered to Lender prior to the Term Loan Advance and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it will provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it will deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender will have any commitment to lend hereunder and/or any portion of the Obligation will be outstanding or unsatisfied. All such insurance policies will provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

         6.15 Proprietary Rights. It will possess, and cause each of its Subsidiaries to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Until payment in full of the Loans and the performance of the Obligation without receiving the prior express written consent of Lender:

         7.1 Existence; Issuance of Stock; Change of Control; Sales of Substantially All of Assets. Obligors will not, and will not permit any of their respective Subsidiaries: (a) to dissolve or liquidate, or merge or consolidate with or into any other Person, or turn over the management or operation of their respective property, assets or business to any other Person; (b) except pursuant to public offerings of its stock by SE Corp registered under the Securities Act of 1933 and in connection with which SE Corp has performed its obligations under the Warrant, issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of their stock, redeem or repurchase any of their stock; (c) have more than the percentage of their issued and outstanding stock sold or transferred which would result in a Change of Control; (d) acquire directly or indirectly all or substantially all of the capital stock of another Person or create any new Subsidiary or Affiliate, except as resulting from the Acquisition; or (e) sell, lease or otherwise dispose of all or substantially all of its assets.

         7.2 Amendments to Organizational Documents. Obligors will not, and will not permit any of their respective Subsidiaries, to amend their organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         7.3 Margin Stock. Borrower will not, and will not permit any of its Subsidiaries, to use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         7.4 Fiscal Year. Obligor will not, and will not permit any of their respective Subsidiaries, to change the times of commencement or termination of their fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting will conform to GAAP.

         7.5 Liens. Obligors will not, and on and after the date hereof, to create or suffer to exist Liens upon any of their respective property except Liens, if any, for the benefit of Lender and Permitted Liens.

         7.6 Transfer Collateral. Obligors will not assign, transfer or convey any of its right, title and interest in the Collateral (whether real or personal), except in connection with sales of inventory in the ordinary course of business.

         7.7 Financial Covenants. Borrower will not permit:

                  (a) Its Interest Coverage Ratio to be less than 1.50 to 1.0 as of the dates, and calculated in the manner, specified below;

                  (b) Its Debt  Service  Coverage  Ratio to be less than 1.25 to
1.0 as of the dates, and calculated in the manner, specified below;

                  (c) Its Liabilities to TNW Ratio to be more than 3.0 to 1.0 as of the dates, and calculated in the manner, specified below; and

                  (d) Its Tangible Net Worth to be at any time less than the sum of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) plus an amount equal to fifty percent (50%) the net income of such Person between May 1, 1997 and the date of determination, as determined in accordance with GAAP.

The Interest Coverage Ratio, the Debt Service Coverage Ratio or the Liabilities to TNW Ratio for SEI and Borrower will be calculated quarterly as of the last day of each fiscal quarter of such Person, for the fiscal periods of such Person beginning January 1, 1997 and ending June 30, 1997, September 30, 1997, and December 31, 1997; and beginning January 31, 1998, thereafter calculated as of the end of each month on a twelve-month rolling basis.

         7.8 Other Indebtedness. SEI and Borrower will not, and will not permit any of their respective Subsidiaries to do the following: (a) incur, create, assume or suffer to exist any indebtedness other than (i) Indebtedness arising under this Credit Agreement, (ii) unsecured Indebtedness owing in the ordinary course of business to trade suppliers, (iii) the LaSalle Loans, (iv) the Subordinated Debt, (v) Indebtedness described on Schedule 7.8 attached hereto, and (vi) Permitted Refinancings of the Indebtedness described in subsections
(a)(iii)-(a)(v); or (b) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and for guaranties by SE Corp and SEI of the LaSalle Loans, the Subordinated Debt and Permitted Refinancings of the LaSalle Loans or the Subordinated Debt;

         7.9 Investments. Obligors will not, and will not permit any of their respective Subsidiaries to, make any advance, loan, investment or material acquisition of assets (other than Capital Expenditures permitted pursuant to Section 7.12) other than (i) advances made to employees in the ordinary course of business so long as the aggregate amount of such advances do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate outstanding at any time; (ii) investments in marketable securities so long as the aggregate amount of such investments do not exceed One Hundred Thousand Dollars ($100,000.00) at any time; (iii) investments in short-term direct obligations of the United States government; (iv) investments in negotiable certificates of deposit issued by a bank satisfactory to Lender, payable to the order of such Person or to bearer;
(v) investments in commercial paper rated A-l or P-1; provided, that with respect to clauses (ii), (iii), (iv), and (v), Obligors will assign all such investments to Lender in form acceptable to Lender;

         7.10 Dividends and Distributions. Obligors will not, and will not permit any of its Subsidiaries, to (i) except as permitted pursuant to the following sentence, declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of their respective stock; or (ii) except for required prepayments on the LaSalle Loans or payments on the Subordinated Debt permitted by the Subordination Agreements or pursuant to the following sentence, make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any Indebtedness for borrowed money other than Indebtedness incurred pursuant to this Credit Agreement. Following the Acquisition, dividends may be made quarterly by Borrower when no Event of Default exists in an amount equal to the regularly scheduled payments due under the Seller Debt but not to exceed One Hundred Thousand Dollars ($100,000.00) quarterly, provided such payments are permitted then to be made pursuant to the terms of the Subordination Agreement between the Seller, LaSalle, Cruttenden and Lender and such dividends are used to make such payments.

         7.11 Compensation. Antigua will not, and will not permit any of its Subsidiaries to, pay compensation during any fiscal year of such Person, including, without limitation, salaries, bonuses and consulting fees to its five
(5) most highly compensated employees in excess of the base compensation and other compensation permitted pursuant to Schedule 7.11; and except as provided in the preceding sentence, Obligors will not, and will not permit any of their Subsidiaries to pay any compensation to their employees, officers and directors which is not reasonable under the circumstances.

         7.12 Capital Expenditures. Borrower will not make: (A) Capital Expenditures of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997); or (B) Capital Expenditures in the form of expenditures for capital lease obligations of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997).

         7.13 Transactions with Affiliates. Obligors will not do, and will not permit any of its Subsidiaries to do any of the following: conduct any activities pursuant to or in connection with which any of the Collateral is now, or will (while the Obligation remains outstanding), be owned by any Affiliate; or engage in any transaction with any Affiliate except for fair consideration and upon terms at least as favorable as would be obtained as the result of an "arms length" transaction with a Person not an Affiliate.

         7.14 Changes in Business. Obligors will not, and will not permit their Subsidiaries to, engage in any business other than their respective business as currently conducted or materially change the nature of such business.

         7.15 Other Creditors' Documents. Obligors will not amend or waive any provision of the Other Creditors' Documents which would:

                  (a)  Increase  the   interest   rate  or  charges   (including
prepayment premiums) applicable to the Indebtedness arising thereunder;

                  (b) Change the amortization schedule (including maturity date) of the Indebtedness arising thereunder;

                  (c) Shorten cure periods, eliminate notices required to be given prior to an event of default, or add additional circumstances which would cause an event of default with respect to the Indebtedness arising thereunder; or

                  (d) Increase loan-to-value ratios limiting borrowings against Collateral.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

         8.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) Any failure by Borrower to pay any principal of, or interest on, any Note when the same will become due or payable; or any failure of any Obligor to pay any other amount owed by it to Lender under the Credit Documents when due, declared due or demanded by Lender in accordance with the terms of the Credit Documents and the failure to make such payment is not cured within five (5) days after notice from Lender to the defaulting Obligor.

                  (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Obligor contained herein, or in any of the other Credit Documents, which failure continues for five (5) calendar days after notice to the defaulting Obligor, provided that a failure by Borrower to perform any obligation under any of the following Sections of the Credit Documents shall constitute an immediate Event of Default without any Obligor having any notice or cure rights: Sections 6.1, 6.11, 6.14 and 7.1-7.15 of this Credit Agreement; and each covenant or agreement of an Obligor set forth in the Security Documents.

                  (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, which is false when made or furnished.

                  (d) The occurrence of any material "event of default" or "default" by an Obligor under any other Credit Document, or any agreement, now or hereafter existing and relating to the Obligation, to which such Obligor is a party.

                  (e) (i) An Obligor fails to pay any of its Indebtedness (other than the Notes) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period; (ii) an Obligor fails to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to Indebtedness under any Significant Debt Agreement, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, (iii) any Indebtedness under any Significant Debt Agreements is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, (iv) an Obligor allows the occurrence of any material event of default with respect to Indebtedness, or (v) an Obligor fails to perform, keep or observe any of its covenants, conditions, promises or agreements under any other agreement with such person if such failure has or is reasonably likely to have a Material Adverse Effect.

                  (f) Any one or more of the Credit Documents is determined to be invalid or unenforceable against an Obligor executing the same in accordance with the respective terms thereof, or is in any way terminated or becomes or is declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Credit Document or Credit Documents.

                  (g) Borrower or a Guarantor (i) applies for or consents to the appointment of a receiver, custodian, trustee, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing that it is unable to pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) takes corporate action for the purpose of effecting any of the foregoing.

                  (h) An involuntary petition or complaint is filed against Borrower or a Guarantor, seeking bankruptcy or reorganization of Borrower or such Guarantor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or a Guarantor, or all or substantially all of its assets, and such petition or complaint is not dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or a Guarantor, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or a Guarantor, or all or substantially all of its assets, and such order, judgment or decree will continue unstayed and in effect for a period of ninety (90) days.

                  (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $50,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) is rendered against Borrower or a Guarantor, and such judgment or judgments is not satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

                  (j) Either (i) proceedings are instituted to terminate, or a notice of termination is filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower or a Guarantor, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan will be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination will give rise to a liability of such Person or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $50,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $50,000.00 under Section 4062 of ERISA, occurs with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) of Borrower or a Guarantor and be continuing for a period of sixty (60) days.

                  (k) Any of the following events occurs with respect to any Multi- Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections
(i), (ii) and (iii) below, will have an effect in excess of $50,000.00; (i) Borrower or a Guarantor incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in
Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

                  (l) If the same is not bonded or released within fifteen (15) days after the occurrence of such event, any levy or execution upon, or attachment, garnishment or judicial seizure of, or the existence or filing of any Lien against (i) any property of an Obligor that has a fair market value in excess of $50,000.00 or (ii) any Collateral.

                  (m) Any abandonment of any portion of the Collateral.

                  (n) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral, that is not adequately covered by insurance.

                  (o) The death of a Guarantor.

                  (p) The occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect.

         8.2 Remedies Upon Event of Default. If an Event of Default will have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies will be deemed cumulative, and not alternative:

                           (i) cease  making the Term Loan Advance and any other
Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same will become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

                           (ii) reduce any claim to judgment;

                           (iii)   immediately  cause  to  be  recorded  on  all
certificates of title held by Lender evidence of Lender's lien with the proper Governmental Authority;

                           (iv) appoint by instrument;  and or have appointed by
a court of competent jurisdiction a receiver, receiver and manager, or receiver-manager ("Receiver") of the Collateral, with or without bond, as the Lender may determine, and from time to time in its sole and absolute discretion, remove such Receiver and appoint another in its stead; and/or

                           (v) without  notice of default or demand,  pursue and
enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 8.1(g) and 8.1(h) will occur, the principal of, and all interest on, the Notes and other liabilities hereunder will thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which each Obligor hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by each Obligor), to set off and apply any and all moneys, securities or other property of Obligors and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Obligor, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Obligors, and any and all claims of Obligors against Lender at any time existing. Lender agrees promptly to notify the Obligors whose property is affected by a set-off and/or application after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Lender under this Section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         8.3 Performance by Lender. Should an Obligor fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained in any of the Credit Documents within the period provided therein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of such Obligor. Should there occur any default in any payment or performance of any obligation under the Other Creditors' Documents, then Lender, without notice to or demand upon any Obligor and without releasing any Obligor from any obligation, may pay or perform such obligation in such manner and to such extent as it may deem necessary; and Lender is hereby authorized to enter upon Obligors' property for such purposes. In addition, upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender, at any time and from time to time, may prepay the obligations under the Other Creditors' Documents in whole or in part together with all premiums, penalties or other payments required in connection with any such prepayment. The exercise of any right or authority herein granted shall not cure or waive any Event of Default nor invalidate any act done hereunder because of any Event of Default. In such event, Obligors will, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its office in Inglewood, California, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of any Obligor hereunder or under any of the Credit Documents or other control over the management and affairs of any Obligor.

         8.4 Receiver. A Receiver appointed under this Credit Agreement and having powers over any Collateral shall be the agent of the Obligor who has rights in such Collateral and not of the Lender, and Lender shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any Receiver, its servants, agents, or employees. A Receiver having powers over any Collateral shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of Lender under the Security Documents, and in addition shall have power to carry on the business of the Obligor who has rights in such Collateral and for such purpose to enter upon, use, and occupy all premises owned or occupied by such Obligor in which such Collateral may be situate, maintain such Collateral upon such premises, use
Collateral directly or indirectly in carrying on such Obligor's business, and from time to time borrow money either unsecured or secured by a security interest in any of such Collateral. All costs incident to the appointment of a Receiver or the exercise by the Receiver of its powers and sums borrowed by the Receiver shall be deemed expenses of the disposition of the Collateral for which the Receiver has been appointed and payable from the proceeds of the disposition of the Collateral in such order and manner as Lender may determine.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Modification. All modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by an Obligor therefrom, will be effective only if the same will be in writing and accepted by Lender.

         9.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents will be in addition to all other rights provided by law. No modification or waiver of any provision of any Credit Document, nor consent to departure therefrom, will be effective unless in writing and no such consent or waiver will extend beyond the particular case and purpose involved. No notice or demand given in any case will constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         9.3 Payment of Expenses. Obligors will pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel and brokers' fees) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under the Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only will be reimbursed by the other party for all costs and expenses (including, without limitation, brokers' fees and reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under the Credit Documents. Without limiting the generality of the foregoing, Lender will, to the extent not already provided for herein, be entitled to recover, and Obligors will be obligated to pay, Lender's attorneys' fees and costs incurred in connection with: (i) any determination of the applicability of the bankruptcy laws to the terms of the Credit Documents or Lender's rights thereunder; (ii) any attempt by Lender to enforce or preserve its rights under the bankruptcy laws, or to prevent Obligors from seeking to deny Lender its rights thereunder; (iii) any effort by Lender to protect, preserve or enforce its rights against any collateral for the Credit Documents, or seeking authority to modify the automatic stay of 11 USC Section 362 or otherwise seeking to engage in such protection, preservation or enforcement; or (iv) any proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws. In addition, Obligors will pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to the Credit Documents.

         9.4 Notices. Except for telephonic notices (if any) permitted herein or as may be expressly required by the terms of any other Credit Document, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, (but confirmed on the date the telefacsimile is transmitted by one of the other methods of giving of notice provided in this Section) to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:    The Antigua Group, Inc.
                      9319 North 94th Way
                      Scottsdale, Arizona  85258

                      Attn: L. Steven Haynes and Gerald K. Whitley
                      Telecopier: (602) 860-9609

         SEI:         Southhampton Enterprises Inc.
                      9211 Diplomacy Row
                      Dallas, Texas  75247
                      Attn: L. Steven Haynes
                      Telecopier: (214) 631-7297

         SE Corp:     Southhampton Enterprises Corp.
                      9211 Diplomacy Row
                      Dallas, Texas  75247
                      Attn: L. Steven Haynes
                      Telecopier: (214) 631-7297

         Lender:      Imperial Bank
                      9920 South La Cienega Boulevard
                      Suite 636
                      Inglewood, California  90301
                      Attention:  General Counsel
                      Telecopier:  (310) 417-5695

         With a copy (which will not constitute notice) to:

                      Imperial Bank
                      One Arizona Center
                      Suite 900
                      Phoenix, Arizona  85004
                      Attention: Edmund Ozorio
                      Telecopier:  (602) 952-8643

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication will be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted and confirmed as aforesaid; provided that notice to Lender will be deemed given only if given to Lender at both notice addresses. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section.

         9.5 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Credit Documents will be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law will not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of Section 9.6, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of

California in connection with any controversy related to any Loan or any of the Credit Documents, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with any of the Credit Documents will be venued in the Superior Court of Los Angeles County, California. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to the Credit Documents.

         9.6 Reference Provision.

                  (a) Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Credit Agreement and/or any of the Credit Documents, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638, et seq., of the California Code of Civil Procedure, or their successor section ("CCP"), which will constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee will be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree with in thirty days (30) after the Claim Date, the referee will be selected by the Presiding Judge of the Court. The referee will be appointed to sit as a temporary judge, as authorized by law. The referee will (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment will be entered pursuant to CCP 644 in the Court. All discovery permitted by the Credit Documents will be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party will be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents will be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties will be submitted to the referee whose decision will be final and binding upon the parties.

                  (b) The referee will be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee will be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee will issue a single judgment at the close of the reference proceeding which will dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (c) No provision of Paragraphs (a) or (b) of this Section 9.6, however, will limit the right of Lender to bring action for possession of any collateral in any jurisdiction, wherever located, in accordance with the provisions of the Security Documents.

         9.7 Invalid Provisions. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision will be fully severable; such Credit Document will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there will be added as part of such Credit Document a provision mutually agreeable to Obligors and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9.8 Binding Effect. The Credit Documents will be binding upon and inure to the benefit of Obligors and Lender and their respective successors, assigns and legal representatives; provided, however, that Obligors may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         9.9 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         9.10 Headings. Section headings are for convenience of reference only and will in no way affect the interpretation of this Credit Agreement.

         9.11 Survival. All representations and warranties made by Obligors herein will survive delivery of the Notes and the making of the Loans.

         9.12 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor will this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by an Obligor, or for debts or claims accruing to any such persons against an Obligor. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document will be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by an Obligor, nor to any other person or entity other than Borrower.

         9.13 Time. Time is of the essence hereof.

         9.14 Indemnity. Borrower agrees to and will indemnify, hold harmless and defend Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loans or which may be asserted against Lender in connection with the Loans or the administration thereof, the Collateral or Lender's status under the Credit Documents, except when resulting from Lender's gross negligence or willful misconduct as determined by a final, non-appealable judgment issued by a court of competent jurisdiction or, if applicable, the reference proceedings set forth in Section 9.6. This provision will survive repayment of the Loans and will continue in full force and effect so long as the possibility of such liability, claims or losses exists.

         9.15 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         9.16 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, will be deemed an original but all such counterparts will constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                THE ANTIGUA GROUP, INC., a Nevada
                                corporation

Witness as to Borrower:

                                By:
Print Name:                     Type/Print Name:  Gerald K. Whitley
                                Title:  Vice President-Finance
                                Federal Tax Id No.  86-0415087


                                SOUTHHAMPTON ENTERPRISES INC., a Texas
                                corporation
Witness as to SEI:

                                By:
Print Name:                     Type/Print Name:  L. Steven Haynes
                                Title:  Secretary
                                Federal Tax Id No.  75-2290165


                                SOUTHHAMPTON ENTERPRISES CORP., a
                                British Columbia (Canada) corporation
Witness as to SE Corp:

                                By:
Print Name:                     Type/Print Name:  L. Steven Haynes
                                Title:  President
                                Federal Tax Id No. 101729416


                                IMPERIAL BANK, a California banking corporation



                                By:
                                Type/Print Name:  Edmund Ozorio
                                Title:  Vice President


STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this _____ day of May, 1997, by Gerald K. Whitley, the Vice President-Finance of THE ANTIGUA GROUP, INC., a Nevada corporation on behalf of such corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                            Notary Public

My commission expires:

----------------------






STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this _____ day of May, 1997, by L. Steven Haynes, the Secretary of SOUTHHAMPTON ENTERPRISES INC., a Texas corporation, on behalf of such corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                            Notary Public

My commission expires:

----------------------




STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this _____ day of May, 1997, by L. Steven Haynes, the President of SOUTHHAMPTON ENTERPRISES CORP., a British Columbia (Canada) corporation, on behalf of such corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                            Notary Public

My commission expires:

----------------------



                                  SCHEDULE 1.1

                                (PERMITTED LIENS)

         1. A senior security interest in favor of LaSalle and securing: (a) the LaSalle Loans and (b) payment and performance of obligations incidental to such loans.

         2. A junior security interest in favor of Cruttenden and securing (a) the Cruttenden Loan and (b) payment and performance of obligations incidental to the Cruttenden Loan.

         3. A junior security interest in favor of Seller and securing (a) repayment of the Seller Debt and (b) payment and performance of obligations incidental to such indebtedness.

         4. Liens encumbering the property of Borrower only and evidenced by the following financing statements filed with the Arizona Secretary of State:

                  (a) File No. 84251 (Secured Party - IBM Corporation);

                  (b) File No. 839610 (Secured Party - American Business Credit Corp.); and

                  (c) File No.  836137  (Secured  Party - El  Camino  Resources,
Inc.).

         5. Judgment Lien in favor of Texas Commerce Bank against property of SEI having an approximate balance of $10,000.

         6. Judgment Lien in favor of Wilson Sporting Goods, Inc. against property of SEI having an approximate balance of $1,178.63.

         7. Tax Lien in favor of State of Texas against property of SEI having an approximate balance of $32,416.61.

         8. Lien in favor of St. Clair Group against property of SE Corp securing indebtedness having an approximate balance of $189,000 (CDN).


                                  SCHEDULE 4.1

                                 (CLOSING LIST)

A.       CREDIT DOCUMENTS

1.       Credit  Agreement by and between The Antigua  Group,  Inc. and Imperial
Bank.

2.       Promissory Note to be executed by The Antigua Group, Inc.

3. Continuing Guarantee and Subordination Agreement (SEC) to be executed by Southhampton Enterprises Corp.

4. Continuing Guarantee and Subordination Agreement (SEI) to be executed by Southhampton Enterprises, Inc.

5.       Security Agreement to be executed by The Antigua Group, Inc.

6.       Security Agreement to be executed by Southhampton Enterprises, Inc.

7.       Security Agreement to be executed by Southhampton Enterprises Corp.

8.       Trademark Security Agreement to be executed by The Antigua Group, Inc.

9. Pledge and Irrevocable Proxy Security Agreement (SEI) to be executed by Southhampton Enterprises, Inc.

10. Pledge and Irrevocable Proxy Security Agreement (SEC) to be executed by Southhampton Enterprises Corp.

11. Assignment Separate from Certificate to be executed by Southhampton Enterprises Corp.

12.      Assignment Separate from Certificate to be executed by SEI.

13. Uniform Commercial Code Financing Statement (UCC-1) to be executed by The Antigua Group, Inc. and Imperial Bank.

                  a.       Arizona
                  b.       Maricopa County, Arizona
                  c.       Nevada

14. Uniform Commercial Code Financing Statement (UCC-1) to be executed by Southhampton Enterprises Corp. and Imperial Bank.

                  a.       Texas
                  b.       Dallas County, Texas
                  c.       Ontario
                  d.       British Columbia

15. Uniform Commercial Code Financing Statement (UCC-1) to be executed by Southhampton Enterprises, Inc. and Imperial Bank.

                  a.       Texas
                  b.       Dallas County, Texas
                  c.       Ontario
                  d.       British Columbia

16.      Waiver/Release of Lien Rights - Borrower Leases.

17.      Waiver/Release of Lien Rights  - SEI Leases.

18. Waiver/Release of Lien Rights - Southhampton Enterprises Corp., Leases (Unless waived by Lender).

19.      Warrant executed by Southhampton Enterprises Corp.

20. Corporate Borrowing Resolution to be executed by officers of The Antigua Group, Inc.

21. Corporate Resolution (Guarantee and Pledge) to be executed by the officers of Southhampton Enterprises, Inc.

22. Corporate Resolution (Guarantee and Pledge) to be executed by the officers of Southhampton Enterprises Corp.

23.      Intercreditor Agreement.

24.      Subordination Agreements.

                  a.       Seller
                  b.       Cruttenden
                  c.       Whitley
                  d.       McPherson

25.      Escrow Agreement.



                                  SCHEDULE 5.21

                             (EXISTING INDEBTEDNESS)


A.       BORROWER INDEBTEDNESS

1. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Ronald A. McPherson. Current outstanding balance is $250,964.25.

2. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Gerald K. Whitley. Current outstanding balance is $250,964.25.

3. Various loans to employees, current or prior, with various maturity dates with outstanding principal balances not in excess of $19,565.32 in the aggregate.

4. Loan relating to one auto show van with an outstanding principal balance totaling $14,889.00.

5. Note payable to IBM related to an AS400 upgrade. Current outstanding balance is $68,393.00.

B.       SEI INDEBTEDNESS

                           Creditor                         Approximate Balance

         1.       Note Payable--Texas Commerce Bank             $ 23,616.00
         2.       Note Payable--Roger Tests                     $100,000.00
         3.       Note Payable--Richard Someck                  $ 25,000.00
         4.       Judgment in No. 94-02989-M                    $ 10,000.00

         5.       Wilson Sporting Goods, Inc.                   $  1,178.63
         6.       State of Texas Tax Lien                       $ 32,416.61


C.       SE CORP INDEBTEDNESS

                           Creditor                         Approximate Balance

         1.       Note--David Olson                             $ 28,000 USD
         2.       Note--St. Claire Group (Secured by inventory) $189,000 CDN
         3.       Note Payable to Director--L. Lloyd            $327,108 USD
         4.       Notes Payable to Director--L. S. Haynes       $113,723 USD
         5.       Notes Payable to Director--J.W. Wood          $ 85,500 USD



                                  SCHEDULE 5.22

                          (SUBSIDIARIES AND DIVISIONS)


A.       BORROWER - None

B.       SEI - None

C.       SE CORP  - None



                                  SCHEDULE 5.22

                                (CAPITALIZATION)


A. BORROWER Five Million (5,000,000) shares of common stock authorized; and 2,074,600 shares of common stock issued and outstanding.



B. SEI 10,000 shares of common stock authorized; and 1,000 shares of common stock issued and outstanding.



C.       SE CORP See page 2 of this Schedule.

D. Except as set forth on page 2 of this Schedule with respect to SE Corp., each Obligor represents and warrants that: it has no unissued stock reserved for any purpose other than for issuance upon exercise of the Warrant, and it has not issued or agreed to issue any stock purchase rights or convertible securities other than the Warrant. Furthermore, each Obligor represents and warrants that there are no preemptive rights in effect with respect to the issuance of any shares of stock.



                                  SCHEDULE 5.25

                             (BUSINESS OF OBLIGORS)


A. BORROWER: Designs, sources and contracts for the manufacture of sportswear and casual wear.

B.       SEI:  Screen printing and embroidery of casual wear.

C.       SE CORP:  Holding company for SEI.



                                  SCHEDULE 7.8

                            (PERMITTED INDEBTEDNESS)

BORROWER

1. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Ronald A. McPherson. Current outstanding balance is $250,964.25.

2. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Gerald K. Whitley. Current outstanding balance is $250,964.25.

3. Various loans to employees, current or prior, with various maturity dates with outstanding principal balances not in excess of $19,565.32 in the aggregate.

4. Loan relating to one auto show van with an outstanding principal balance totaling $14,889.00.

5. Note payable to IBM related to an AS400 upgrade. Current outstanding balance is $68,393.00.

B.       SEI

1. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Ronald A. McPherson. Current outstanding balance is $250,964.25.

2. Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Gerald K. Whitley. Current outstanding balance is $250,964.25.

3. Various loans to employees, current or prior, with various maturity dates with outstanding principal balances not in excess of $19,565.32 in the aggregate.

4. Loan relating to one auto show van with an outstanding principal balance totaling $14,889.00.

5. Note payable to IBM related to an AS400 upgrade. Current outstanding balance is $68,393.00.

6.       The indebtedness listed below.

                             Creditor                       Approximate Balance

         1.       Note Payable--Texas Commerce Bank             $ 23,616.00
         2.       Note Payable--Roger Testa                     $100,000.00
         3.       Note Payable--Richard Someck                  $ 25,000.00
         4.       Judgment in No. 94-02989-M                    $ 10,000.00
         5.       Wilson Sporting Goods, Inc.                   $  1,178.63
         6.       State of Texas Tax Lien                       $ 32,416.61

C.       SE CORP

                             Creditor                       Approximate Balance

         1.       Note--David Olson                             $ 28,000 USD
         2.       Note--St. Claire Group (Secured by inventory) $189,000 CDN
         3.       Note Payable to Director--L. Lloyd            $327,108 USD
         4.       Notes Payable to Director--L. S. Haynes       $113,723 USD
         5.       Notes Payable to Director--J.W. Wood          $ 85,500 USD

In addition to the above-listed Indebtedness, convertible promissory notes in a principal amount not to exceed U.S. $4,650,000.



                                  SCHEDULE 7.11

                                 (COMPENSATION)

A.       BASE COMPENSATION.

         The current base annual compensation of the five (5) highest paid employees, officers and/or directors of Borrower:

                             Employee                         Amount

                  L. Steven Haynes                            $175,000
                  Ron McPherson                               $114,000
                  Brett Moore                                 $100,000
                  Kevin O'Niel                                $100,000
                  Gerald K. Whitley                           $89,440

         Such compensation shall be subject to periods adjustments as are reasonable under the circumstances.

B.       ADDITIONAL COMPENSATION.

         The five (5) highest paid employees of Borrower shall be entitled to participate in bonuses and incentive plans as currently adopted by the board of directors and are administered in good faith.




                                EXHIBIT "6.1(e)"

                             COMPLIANCE CERTIFICATE
                            FOR FISCAL QUARTER ENDING
                               ------------------
                              ("Reporting Period")


Imperial Bank
9920 South La Cienega Boulevard
Lending Services
Inglewood, California  90301
Telecopier:  (310) 417-5695

With a copy to:

Imperial Bank
4343 East Camelback Road
Suite 444
Phoenix, Arizona  85018
Attention: Edmund Ozorio

Telecopier:  (602) 952-8643                              Date:  _____________(1)


Dear Ladies and Gentlemen:

         This Compliance Certificate refers to the Credit Agreement dated as of _______________, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), between The Antigua Group, Inc., a Nevada corporation, Southhampton Enterprises, Inc., a Texas corporation, and Southhampton Enterprises Corp., a British Columbia (Canada) corporation and Imperial Bank. Capitalized terms used and not otherwise defined herein will have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to Section 6.1 of the Credit Agreement, the undersigned, hereby certifies that:

         1. To the best of the undersigned's knowledge, [name of Obligor] ("Obligor") has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement and no Event of Default exists [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

         2. All representations and warranties set forth in the Credit Documents remain true and complete in all material respects as if made on and as of the date of the compliance certificate, except for changes as may have resulted from any circumstance or event which has not had a Material Adverse Effect.

         3. All financial statements of Obligor delivered to Lender during the Reporting Period, to the undersigned's knowledge fairly present in all material respect the financial position of the Obligor and the results of its operations at the dates and for the periods indicated and have been prepared in accordance with GAAP.

         4. As of the last day of the Reporting Period, the computations attached hereto with respect to compliance contained in the covenants set forth in Section 7.7 of the Credit Agreement are true and correct.


                                                          [Appropriate Signature
                                                             Block for Obligor]




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(1)      To be submitted  within the time period specified in Section 6.1 of the
Credit Agreement.